Exhibit 99.1

Entered: April 21, 2014
Signed: April 21, 2014

SO ORDERED

/s/ DAVID E. RICE
DAVID E. RICE
U.S. BANKRUPTCY JUDGE

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF MARYLAND

(Baltimore Division)

In re:	*
FIRST MARINER BANCORP	*	Case No: 14-11952 DER
Debtor	*	(Chapter 11)

*              *              *              *              *              *              *              *              *              *              *              *

ORDER (A) AUTHORIZING THE DEBTOR TO TRANSFER AND SELL CERTAIN

ASSETS FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES, AND OTHER

INTERESTS, (B) AUTHORIZING THE DEBTOR TO TRANSFER AND SELL SUCH

ASSETS AND TO CONSUMMATE OTHER TRANSACTIONS IN ACCORDANCE WITH

THAT CERTAIN MERGER AND ACQUISITION AGREEMENT,

AND (C) GRANTING RELATED RELIEF

Upon the motion, dated February 10, 2014 [Docket No. 15] (the “Motion”),(1) of First Mariner Bancorp (“FMAR” or the “Debtor”), debtor and debtor-in-possession, filed in the above- captioned chapter 11 case (the “Bankruptcy Case”), for entry of (i) the Auction Procedures Order and (ii) this order (the “Sale Order”) approving the transfer and sale of the Purchased Assets, free and clear of all liens, claims, encumbrances, and other interests; and the Court having entered an Auction Procedures Order on March 8, 2014 [Docket No. 122]; and an Auction having been held on April 10 and April 15, 2014, in accordance with the Auction Procedures and the Auction Procedures Order and as required by the Court at the Sale Hearing on April 15, 2014; and the

(1) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion.

Debtor (in consultation with the Committee) having determined at the conclusion of the Auction that the bid from the Stalking Horse Bidder, RKJS Bank (“RKJS” or the “Purchaser”), was the highest and best bid for the Purchased Assets (the “Successful Bid”); and this Bankruptcy Court having conducted the Sale Hearing on April 14 and 15, 2014 (the “Sale Hearing”) to consider the transfer and sale of the Purchased Assets and the other transactions contemplated by the Amended and Restated Merger and Acquisition Agreement dated as of April 15, 2014, by and among the Debtor, the Bank and RKJS, a copy of which is attached hereto as Exhibit A (together with all schedules and exhibits thereto, the “M&A Agreement”) (the transactions including the merger thereunder, collectively, the “M&A Transaction”); and upon the record of the hearing to approve the Auction Procedures Order and the Sale Hearing, and the full record in this Bankruptcy Case; and the Court having determined that the relief sought in the Motion is in the best interests of the Debtor, its estate, creditors and parties-in-interest, and that the legal and factual bases set forth in the Motion and presented at the Sale Hearing establish just cause for the relief granted herein; and all objections to the Motion, if any, having been resolved; and after due deliberation and sufficient good cause appearing therefor,

THE COURT HEREBY FINDS AND CONCLUDES THAT:(2)

A.            Jurisdiction and Venue. The Court has jurisdiction to hear and determine the Motion pursuant to 28 U.S.C.§§ 157(b)(1) and 1334(a). This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). Venue is proper in this District and in the Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.            Statutory Predicates. The statutory bases for the relief requested in the Motion are (i) sections 105(a), 363(b), (f), and (m), 365, 503, and 507 of title 11 of the United States

(2) The findings of fact and conclusions of law set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to these proceedings by Bankruptcy Rule 9014. To the extent any of the following findings constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

Code (the “Bankruptcy Code”); (ii) Rules 2002(a)(2), 6004(a), (b), (c), (e), (f), and (h), 6006(a) and (c), 9007, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”); and (iii) Rules 2002-1, 2002-2, 6004-1 and 6006-1 of the Local Bankruptcy Rules for the District of Maryland (the “Local Bankruptcy Rules”).

C.          Notice. The Debtor has provided good and sufficient notice with respect to the following: (i) the Motion and the relief sought therein, including the entry of this Sale Order and the transfer and sale of the Purchased Assets and consummation of the other transactions contemplated under the M&A Transaction, (ii) the Auction and the Sale Hearing, and (iii) the assumption and assignment of leases and contracts and cure amount (if any); and no further notice of the Motion, the relief requested therein or the Sale Hearing is required. A reasonable opportunity to object and to be heard regarding the relief provided herein has been afforded to parties-in-interest.

D.          Compliance with the Auction Procedures. The marketing and auction procedures as set forth or described in the Motion, the Auction Procedures Order, and the Auction Procedures were fair, proper, and reasonably calculated to result in the best value received for the Purchased Assets. The Auction process set forth in the Auction Procedures afforded a full, fair, and reasonable opportunity for any party-in-interest to become a Qualified Bidder and to submit a Qualified Bid and participate in the Auction. As demonstrated by (i) the testimony and other evidence proffered and adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtor has conducted the bidding process (including the selection of the Successful Bid), the Auction (including the proceedings held on April 15, 2014 with respect to the reopened Auction), and the sale process, in good faith, without collusion and in accordance with the Auction Procedures, the Auction Procedures Order and this Court’s ruling to reopen the Auction made on the record at the Sale Hearing on April 15, 2014.

E.           Highest or Otherwise Best. The M&A Agreement constitutes the highest and best offer for the Bank Shares and Other Purchased Assets, and will provide a greater recovery for the Debtor’s estate than would be provided by any other available alternative, including any other Qualified Bids. The Debtor’s determination that the M&A Agreement constitutes the highest and best offer for the Bank Shares and Other Purchased Assets constitutes a reasonable, valid and sound exercise of the Debtor’s business judgment, and is in the best interests of the Debtor, its estate and its creditors. The consideration to be paid by the Purchaser for the Purchased Assets is fair and reasonable, is the highest and best offer therefor, and constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, and the laws of the United States, any state, territory or possession thereof, the District of Columbia or any other applicable law.

F.           Arm’s Length Transaction. The M&A Agreement and other documents and instruments related to and connected with the M&A Transaction and the consummation thereof, as each may have been amended through the date hereof (the “Transaction Documents”) were negotiated, proposed and entered into by the Debtor and the Purchaser without collusion, in good faith and through an arm’s length bargaining process. Neither the Purchaser nor any of its affiliates or representatives is an “insider” of the Debtor, as that term is defined in section 101(31) of the Bankruptcy Code. None of the Debtor, the Purchaser, or their respective representatives engaged in any conduct that would cause or permit the M&A Agreement, any of the other Transaction Documents or the transactions contemplated therein to be avoided under section 363(n) of the

Bankruptcy Code, or has acted in any improper or collusive manner with any Person. The terms and conditions of the M&A Agreement and the other Transaction Documents, including, without limitation, the consideration provided in respect thereof, are fair and reasonable, and the M&A Transaction, including the transfer and sale of the Bank Shares and Other Purchased Assets is not avoidable and shall not be avoided, and no damages may be assessed against the Purchaser or any other party, under section 363(n) of the Bankruptcy Code.

H.            Good Faith Purchaser. The Purchaser has proceeded in good faith and without collusion in all respects in connection with the sale process, in that: (i) the Purchaser, in proposing and proceeding with the M&A Transaction in accordance with the M&A Agreement, recognized that the Debtor was free to deal with other interested parties; (ii) the Purchaser agreed to provisions in the M&A Agreement that would enable the Debtor to accept a higher and better offer; (iii) the Purchaser complied with all of the provisions in the Auction Procedures and the Auction Procedures Order applicable to the Purchaser; (iv) all payments to be made by the Purchaser and other agreements entered into or to be entered into between the Purchaser and the Debtor in connection with the M&A Transaction have been disclosed; (v) the negotiation and execution of the M&A Agreement and related agreements were conducted in good faith and constituted an arm’s length transaction; (vi) the disclosure requirements required by the applicable Bankruptcy Rules and Local Bankruptcy Rules have been satisfied; and (vii) the M&A Agreement was not entered into, and the M&A Transaction being consummated pursuant to and in accordance with the M&A Agreement, is not being consummated, for the purpose of hindering, delaying or defrauding creditors of the Debtor. The Purchaser is therefore entitled to all of the benefits and protections provided to a good-faith purchaser under section 363(m) of the Bankruptcy Code. Accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the M&A Transaction shall not affect the validity of such transaction or the Purchaser’s status as a “good faith” purchaser.

I.            Corporate Authority. Subject to the entry of this Sale Order, the Debtor has (i) full corporate power and authority to enter into and perform all of its obligations under the Transaction Documents, and the Debtor’s prior execution and delivery of, and performance of obligations under, the Transaction Documents is hereby ratified; (ii) all of the corporate power and authority necessary to consummate the M&A Transaction including the transfer and sale of the Bank Shares and Other Purchased Assets as set forth in the M&A Agreement; and (iii) taken all corporate action necessary to authorize and approve the Transaction Documents. Further, except as otherwise expressly provided in the M&A Agreement, no consents or approvals are required for the Debtor to consummate the M&A Transaction including the transfer and sale of the Bank Shares and Other Purchased Assets other than the consent and approval of this Bankruptcy Court.

J.            Justification for Relief. Good and sufficient reasons for approval of the M&A Agreement and the other Transaction Documents and the M&A Transaction including the transfer and sale of the Bank Shares and Other Purchased Assets have been articulated to the Court in the Motion and at the Sale Hearing, and the relief requested in the Motion and set forth in this Sale Order is in the best interests of the Debtor, its estate, creditors and other parties-in-interest in the Bankruptcy Case. The Debtor has demonstrated through the Motion and other evidence and arguments at the Sale Hearing both (i) good, sufficient and sound business purpose and justification and (ii) compelling circumstances for the transfer and sale of the Bank Shares and Other Purchased Assets to the Purchaser as provided in the M&A Agreement outside the ordinary course of business, and before, and outside of, a plan of reorganization, and such action is an appropriate exercise of the Debtor’s business judgment and in the best interests of the Debtor, its estate and its creditors.

K.          Property of the Estate. The Bank Shares and Other Purchased Assets constitute property of the Debtor’s estate and title thereto is vested in the Debtor’s estate within the meaning of section 541(a) of the Bankruptcy Code. Accordingly, the Debtor has or will have as of the date of Closing all right, title and interest to and in the Bank Shares and Other Purchased Assets that may be required to implement and effectuate the M&A Transaction in the manner contemplated by the M&A Agreement and the other Transaction Documents.

L.           Free and Clear. In accordance with sections 363(b) and 363(f) of the Bankruptcy Code, the consummation of the M&A Transaction pursuant to the Transaction Documents will be a legal, valid, and effective transfer and sale of the Bank Shares outstanding prior to the M&A Transaction and the Other Purchased Assets and will vest (i) in the Investors, through the consummation of the M&A Transaction, all of the Debtor’s right, title, and interest in and to the Bank Shares outstanding after the M&A Transaction, and (ii) in the Bank, through the consummation of the M&A Transaction, all of the Debtor’s right, title and interest in and to the Other Purchased Assets, in each case, free and clear of all liens, claims, encumbrances, and other interests of any kind or nature whatsoever, including, but not limited to, all encumbrances, security interests, pledges, hypothecations, obligations, liabilities, demands, guarantees, charges, options, rights, restrictions, contractual commitments, rights of first refusal, rights of setoff, and interests of any kind or nature that have been, are or could be asserted against the Debtor, whether known or unknown, legal or equitable, matured or unmatured, contingent or noncontingent, liquidated or unliquidated, asserted or unasserted, whether arising prior to or subsequent to the commencement of the Bankruptcy Case, whether known or unknown, whether imposed by agreement, understanding, law, equity or otherwise, and all rights and claims under any bulk transfer statutes and related laws, whether arising by agreement, statute, or otherwise, and whether arising before or after commencement of the Bankruptcy Case, including liens, claims, and other interests of any of the creditors, vendors, employers, employees, suppliers, or lessors of the Debtor or any other third party (collectively, the “Encumbrances”). The Debtor has demonstrated that one or more of the standards set forth in section 363(f)(1) - (5) of the Bankruptcy Code have been satisfied. All holders of Encumbrances in the Bank Shares and Other Purchased Assets are adequately protected by having their respective Encumbrances attach to the net Purchase Price proceeds attributable to the Bank Shares and Other Purchased Assets (excluding, for the avoidance of doubt, the Recapitalization Amount) to the extent any such Encumbrances existed as of the Petition Date and subject to the terms of such Encumbrances with the same validity, force and effect, and in the same order of priority, which such Encumbrances had against the Bank Shares and/or Other Purchased Assets as of the Petition Date, subject to any rights, claims and defenses the Debtor or its estate may possess with respect thereto.

M.           Condition of the M&A Transaction. The Purchaser would not have entered into the M&A Agreement and would not consummate the transactions contemplated thereby if the M&A Transaction including the transfer and sale of the Bank Shares and Other Purchased Assets as provided therein were not free and clear of all Encumbrances, or if the Purchaser, the Investors or the Bank would, or in the future could, be liable for any of such Encumbrances.

N.            Prompt Consummation. The Debtor has demonstrated good and sufficient cause to waive the stay requirement under Bankruptcy Rules 6004(h) and 6006(d). Time is of the essence in consummating the M&A Transaction including the transfer and sale of the Bank Shares and Other Purchased Assets as provided in the M&A Agreement and the other transactions contemplated by the M&A Agreement and the other Transaction Documents, and it is in the best interests of the Debtor and its estate to consummate such transaction within the timeline set forth in the Motion and the M&A Agreement.

NOW THEREFORE, IT IS HEREBY ORDERED THAT:

1.             The relief requested in the Motion is GRANTED and APPROVED in all respects to the extent provided herein.

2.             All objections with regard to the relief sought in the Motion that have not been withdrawn, waived, settled, or otherwise dealt with as expressly provided herein and in the Auction Procedures Order, and all reservation of rights included in such objections, are overruled on the merits with prejudice.

3.             Pursuant to sections 105(a), 363(b), 363(f), and 365 of the Bankruptcy Code, the M&A Transaction with RKJS, including without limitation the transfer and sale of the Bank Shares and Other Purchased Assets on the terms set forth in the M&A Agreement attached hereto as Exhibit A, is approved, and the Debtor is authorized and directed to consummate the M&A Transaction in accordance with the M&A Agreement including without limitation by executing all documents (including without limitation the Transaction Documents) and taking all actions necessary and appropriate to effectuate and consummate the M&A Transaction including without limitation the transfer and sale of the Bank Shares and Other Purchased Assets in consideration of the Purchase Price and the Equity Contribution to be made to the Bank (through the Merger) upon the terms set forth in the M&A Agreement, the transactions contemplated in Exhibit D to the M&A Agreement or any alternative thereto as provided in Section 2.02(b) of the M&A Agreement and changing the name of the Debtor in accordance with section 5.27 of the M&A Agreement. The releases set forth in section 5.11 of the M&A Agreement are authorized and approved.

4.             No later than one (1) business day following the date of entry of this Order, the Purchaser shall make the Deposit as provided in and subject to the terms of section 2.02(c) of the M&A Agreement. The Deposit shall only be disbursed (a) pursuant to a written agreement between FMAR and FMIB directing to whom to make the distribution; (b) by Order of the  Bankruptcy Court directing to whom to make the distribution; or (c) to apply the Deposit to the Purchase Price at Closing.

5.           As of the closing of the M&A Transaction in accordance with the M&A Agreement (the “Closing”), (i) the transactions set forth in the M&A Agreement shall effect a legal, valid, enforceable and effective transfer and sale of the Bank Shares (through the merger as set forth therein) to the Investors and sale of the Other Purchased Assets to the Bank free and clear of all Encumbrances, as further set forth in the M&A Agreement and this Order, including without limitation paragraphs L and 8 hereof; and (ii) the M&A Agreement, and the other Transaction Documents, and the transactions related thereto and the consummation of such transactions including without limitation the M&A Transaction, shall be enforceable against and binding upon, and not subject to rejection or avoidance by, the Debtor, any successor thereto including a trustee or estate representative appointed in the Bankruptcy Case, and all other persons and entities.

6.           Subject to the fulfillment of the terms and conditions of the M&A Agreement, this Sale Order shall, as of the Closing, be considered and constitute for all purposes a full and complete general assignment, conveyance, and transfer of the Bank Shares and Other Purchased Assets and/or a bill of sale transferring all of the Debtor’s rights, title and interest in and to the Bank Shares and Other Purchased Assets. Consistent with, but not in limitation of the foregoing, each and every federal, state, and local governmental agency or department is hereby authorized and directed to accept all documents and instruments necessary and appropriate to consummate the transactions contemplated by the M&A Agreement and approved in this Order.

7.           Any person or entity that is currently, or on the Closing Date may be, in possession of some or all of the Bank Shares and Other Purchased Assets are hereby directed to surrender possession of such Bank Shares and Other Purchased Assets either to (a) the Debtor before the Closing or (b) to Purchaser or its designee upon the Closing.

8.           The transfer of the Bank Shares and Other Purchased Assets pursuant to the Transaction Documents is a legal, valid, and effective transfer and shall, in accordance with sections 105(a) and 363(f) of the Bankruptcy Code, and upon consummation of the M&A Transaction, including, without limitation, payment of the Purchase Price to the Debtor and the making of the Equity Contribution to the Bank, vest RKJS, the Investors and the Bank (as the surviving entity in the M&A Transaction) (collectively, the “Acquiring Parties”) with all right, title, and interest in the Bank Shares and Other Purchased Assets, free and clear of all Encumbrances.

9.           Following the Closing, no holder of any liens, claims, and other interests against the Debtor, the Bank Shares or the Other Purchased Assets shall interfere with the Acquiring Parties’ respective rights in, title to or use and enjoyment of the Bank Shares and Other Purchased Assets. All valid and perfected Encumbrances in the Bank Shares and/or Other Purchased Assets shall attach to the net Purchase Price proceeds attributable to the Bank Shares and Other Purchased Assets (except, for the avoidance of doubt, the Recapitalization Amount) immediately upon receipt of such Purchase Price proceeds by the Debtor in the order of priority, and with the same validity, force and effect, which such Encumbrances had against such Bank Shares and/or Other Purchased Assets as of the filing of the Bankruptcy Case, subject to any rights, claims and defenses the Debtor, its estate or any trustee for the Debtor, as applicable, may possess with respect thereto and any limitations on the use of such proceeds pursuant to any provision of the M&A Agreement or this Sale Order.

10.         The Acquiring Parties shall not be deemed, as a result of any action taken in connection with, or as a result of the M&A Transaction including the transfer and sale of the

Bank Shares and Other Purchased Assets, to: (i) be a successor (or other such similarly situated party) to the Debtor (except as otherwise specified in the M&A Agreement); or (ii) have, de facto or otherwise, merged with or into the Debtor. The Purchaser is not acquiring or assuming any liens, claims, and other interests, including, without limitation, any liability arising from any of the following: (i) any employment or labor agreements, consulting agreements, severance agreements, change in control agreements or other similar agreements to which the Debtor is or was a party; (ii) any pension, welfare, compensation or other employee benefit plans, agreements, practices, and programs, including without limitation, any pension plan of the Debtor; (iii) the cessation of the Debtor’s operations, dismissal of employees, or termination of employment or labor agreements or pension, welfare, compensation or other employee benefit plans, agreements, practices and programs and any obligations with respect thereto that arise from the Employee Retirement Income Security Act of 1974 (“ERISA”), the Fair Labor Standard Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination and Employment Act of 1967, the Federal Rehabilitation Act of 1973, the National Labor Relations Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 or the Worker Adjustment and Retraining Notification Act (the “WARN Act”); (iv) workmen’s compensation, occupational disease or unemployment or temporary disability insurance claims; (v) environment liabilities, debts, claims or obligations which may be asserted on any basis, including, without limitation, under the Comprehensive Environmental Response, Compensation and Liability Act or any other environmental, health and safety requirements; (vi) any bulk sales or similar law, (vii) any litigation by or against the Debtor; and (viii) the laws of the United States, any state, territory or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, in any theory of law or equity, including without limitation, any theory of antitrust or successor or transferee liability. None of the Acquiring Parties nor any of their respective employees, members, directors, advisors, lenders, affiliates, owners, successors and assigns shall have any successor or vicarious liabilities with respect to the Debtor, the Bank Shares, the Other Purchased Assets or any liens, claims, and other interests of any kind or character.

11.          Except for the holders of any assumed liabilities (and then only as and to the extent expressly permitted by the M&A Agreement), all persons and/or entities asserting liens, claims, and other interests against the Debtor, or its interest in the Bank Shares and Other Purchased Assets, are hereby forever estopped, permanently enjoined, and precluded from (i) pursuing such liens, claims, and other interests against the Bank Shares and Other Purchased Assets, other than against the net Purchase Price proceeds as provided herein; (ii) asserting, commencing or continuing in any manner any action against the Acquiring Parties or against any of their respective assets or properties (including, without limitation, the Bank Shares and Other Purchased Assets) on account of such liens, claims, and other interests; (iii) the enforcement, attachment, collection or recovery, by any manner or means, of any judgment, award or decree of order against the Acquiring Parties or any of their respective assets or properties (including, without limitation, the Bank Shares and Other Purchased Assets) on account of such liens, claims, and other interests; (iv) creating, perfecting or enforcing any Encumbrance of any kind against the Acquiring Parties or any of their respective properties or assets (including, without limitation, the Bank Shares and Other Purchased Assets) on account of such liens, claims, and other interests; (v) asserting any set off, right of subrogation or recoupment or other affirmative defense of any kind against any obligations due to the any of the Acquiring Parties on account of such liens, claims, and other interests; (vi) taking any action, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Sale Order or the M&A Agreement; and (vii) asserting with respect to the Debtor that any of the Acquiring Parties is a successor, successor-in-interest, or otherwise liable for the liens, claims, and other interests pursuant to any other statutory or legal or equitable theory, including, without limitation, worker’s compensation, occupational disease, pension and employee benefits, labor and employment, bulk sales or tax laws or obligations.

12.         This Sale Order (i) shall be effective as a determination that, on Closing, all liens, claims, and other interests of any kind or nature whatsoever existing as to the Bank Shares and Other Purchased Assets before the Closing, have been unconditionally released, discharged and terminated, and that the transfers and conveyances described herein have been effected, and (ii) shall be binding upon and shall govern the acts of all persons and entities. On Closing, the Debtor, and persons holding any liens, claims, and other interests in the Bank Shares and Other Purchased Assets as of the Closing, are authorized and directed to execute such documents and take all other actions as may be reasonably necessary to release their liens, claims, and other interests in the Bank Shares and Other Purchased Assets, if any, as such liens, claims, and other interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements or other documents or agreements evidencing any liens, claims, and other interests in the Bank Shares and Other Purchased Assets shall not have delivered to the Debtor before the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all liens, claims, and other interests which the person or entity has with respect to the Bank Shares and Other Purchased Assets, then the Purchaser, Bank and/or the Debtor are hereby authorized to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to such Bank Shares and Other Purchased Assets.

13.         The Debtor shall apply the net Purchase Price in accordance with the applicable orders of this Bankruptcy Court in the Bankruptcy Case. Any Encumbrances encumbering the

Bank Shares and Other Purchased Assets shall be released and attach to the net Purchase Price proceeds as provided for in this Sale Order.

14.         The Debtor is hereby authorized and empowered, in connection with the Closing, to change its corporate name and the caption of this Bankruptcy Case, consistent with section 5.27 of the M&A Agreement and applicable law. The Debtor shall file a notice of change of case caption within five days after the Closing, and the change of case caption for this Bankruptcy Case shall be deemed effective as of such date.

15.         This Sale Order shall be binding upon and shall govern the acts of all Persons, including without limitation all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Bank Shares or Other Purchased Assets. The terms and provisions of the M&A Agreement and all other Transaction Documents, the M&A Transaction including the transfer and the sale of the Bank Shares and Other Purchased Assets, and this Sale Order shall be binding in all respects upon the Debtor, its estate, all creditors of (whether known or unknown) and holders of equity interests in the Debtor, any successor to the Debtor including any liquidating trust or trustee, the Acquiring Parties and their respective affiliates, successors and assigns, and all third parties, notwithstanding the subsequent appointment of any trustee of the Debtor under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding. The provisions of this Sale Order and any actions taken pursuant hereto shall survive any conversion or dismissal of the Bankruptcy Case and the entry of any other order that may be entered in the Bankruptcy Case, including any order (i)

confirming any plan of reorganization; (ii) converting the Bankruptcy Case from chapter 11 to chapter 7; (iii) appointing a trustee or examiner in the Bankruptcy Case; or (iv) dismissing the Bankruptcy Case. The terms and provisions of this Sale Order, as well as the rights granted under the Transaction Documents, shall continue in full force and effect and are binding upon any reorganized debtor, successor to the debtor or chapter 7 or chapter 11 trustee applicable to the Debtor, notwithstanding any such conversion, dismissal or order entry. Nothing contained in any chapter 11 plan confirmed in this bankruptcy case or in an order confirming such plan, nor any order dismissing this case or converting it to a case under chapter 7 of the Bankruptcy Code, shall conflict with or derogate from the provisions of the M&A Agreement, any documents or instruments executed in connection therewith, or the terms of this Sale Order.

16.         The transactions contemplated by the M&A Agreement and other Transaction Documents are undertaken by the Acquiring Parties without collusion and in “good faith,” as that term is defined in section 363(m) of the Bankruptcy Code. The Acquiring Parties are good faith purchasers within the meaning of section 363(m) of the Bankruptcy Code and, as such, are entitled to the full protections of section 363(m) of the Bankruptcy Code.

17.         The failure specifically to include any particular provision of the M&A Agreement or the other Transaction Documents in this Sale Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court that the M&A Agreement and the other Transaction Documents be authorized and approved in their entirety. Likewise, all of the provisions of this Sale Order are non-severable and mutually dependent.

18.         Notwithstanding Bankruptcy Rules 6004, 6006(d), 7062, or 9014, if applicable, or any other Local Bankruptcy Rule or otherwise, this Sale Order shall not be stayed for 14-days after the entry hereof, but shall be effective and enforceable immediately upon entry pursuant to Bankruptcy Rule 6004(h). Time is of the essence in approving the M&A Transaction including the transfer and sale of the Bank Shares and Other Purchased Assets and the transactions related thereto, and the Debtor and the Acquiring Parties intend to close the sale of the Bank Shares and Other Purchased Assets and related transactions as soon as practicable.

19.         The automatic stay pursuant to section 362 is hereby lifted with respect to the Debtor to the extent necessary, without further order of this Bankruptcy Court, to (i) allow the Purchaser to deliver any notice provided for in the M&A Agreement and Transaction Documents and (ii) allow the Acquiring Parties to take any and all actions permitted under the M&A Agreement and Transaction Documents in accordance with the terms and conditions thereof.

20.         Nothing in this Sale Order shall modify or waive any closing conditions or termination rights in the M&A Agreement, and all such conditions and rights shall remain in full force and effect in accordance with their terms.

21.         Unless otherwise provided in this Sale Order, to the extent any inconsistency exists between the provisions of the M&A Agreement and this Sale Order, the provisions contained in this Sale Order shall govern.

22.         The Court shall retain jurisdiction to interpret, construe, and enforce the provisions of the M&A Agreement and this Sale Order in all respects, and further, to hear and determine all disputes between the Debtor and/or the Purchaser, as the case may be, and any other non-debtor party relating to the M&A Agreement, the other Transaction Documents, the M&A Transaction or this Sale Order and any dispute between any of the Acquiring Parties and the Debtor as to their respective obligations with respect to any asset, liability, or claim arising hereunder.

23.         For the avoidance of doubt, the Order (A) Authorizing and Approving Debtor-In-Possession Financing and Granting Security Interests and a Superpriority Administrative Claim

In Connection Therewith, (B) Approving the Terms And Conditions of That Certain Superpriority Debtor-In-Possession Credit Agreement and Related Documents, and (C) Modifying The Automatic Stay to the Extent Necessary to Enter Into the Debtor-In-Possession Financing and Effectuate the Terms Thereof, entered by the Bankruptcy Court on March 12, 2014 [Dkt. No. 133], (the “DIP Order”) and the Superpriority Debtor-in-Possession Credit Agreement, dated February 7, 2014, by and between the Debtor and the Purchaser as lender (the “DIP Credit Agreement”), that was approved by the DIP Order, a copy of which is attached as Exhibit B to FMAR’s motion to obtain postpetition credit under section 364 of the Bankruptcy Code [Dkt. No. 9], as modified by submission dated March 11, 2014 [Dkt. No. 130] shall remain in full force and effect and the Debtor is authorized, upon entry of this Order, to (i) draw up to $2,5000,000 in accordance with the DIP Credit Agreement and (ii) deposit such funds into a segregated account to pay for fees and expenses contemplated under the DIP Credit Agreement and the DIP Order.

24.          Nothing in this Sale Order, the M&A Agreement, or any other related document with any other party shall relieve or excuse the Debtor, the Purchaser or any other party from complying with any and all applicable federal securities laws, rules, and regulations with respect to the offer, sale, purchase or distribution of securities or otherwise.

END OF ORDER